                                                                     EXHIBIT 5.1



                               September 29, 1998


Cabot Corporation
75 State Street
Boston, MA  02109

        Re:  Legality of Debt Securities to be Registered Under
             Registration Statement on Form S-3


Ladies and Gentlemen:

        This opinion is delivered in my capacity as General Counsel to Cabot Corporation, a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement") to be filed on September __, 1998 with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act"), relating to $500,000,000 aggregate principal amount of Debt Securities. The Registration Statement provides that the Debt Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a "Prospectus Supplement") to the Prospectus contained in the Registration Statement.

        In connection with rendering this opinion, I have examined the Certificate of Incorporation of the Company, as amended to the date hereof and on file with the Delaware Secretary of State, the Bylaws of the Company, such records of corporate proceedings of the Company as I have deemed appropriate for the purposes of this opinion, and the Registration Statement and the exhibits thereto.

        I express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the Delaware General Corporation Law.

        Based upon and subject to the foregoing, I am of the opinion that, when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolution") and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the Authorizing Resolution, and upon receipt by the Company of the consideration provided for in the Authorizing Resolution, the Debt Securities will be legally issued, fully paid and nonassessable, and valid and binding obligations of the Company.

        The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

        I hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to me under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.


                                             Very truly yours,

                                             Robert Rothberg
                                             Vice President and General Counsel